Exhibit 1.1

COLGATE-PALMOLIVE COMPANY

$500,000,000 3.100% Senior Notes due 2025

$500,000,000 3.100% Senior Notes due 2027

$500,000,000 3.250% Senior Notes due 2032

Underwriting Agreement

August 1, 2022

Barclays Capital Inc.

BofA Securities, Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

As Representatives of the several Underwriters,

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S. Bancorp Investments, Inc.

214 N. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Colgate-Palmolive Company, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (as the same may be amended or restated from time to time, the “Indenture”) dated as of November 15, 1992 between the Company and The Bank of New York Mellon (formerly known as The Bank of New

York). The Bank of New York Mellon will act as trustee with respect to the Securities (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended; the “Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the Applicable Time; a “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Prospectus, together with the Base Prospectus; the “Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Applicable Time, together with the Base Prospectus; and “Applicable Time” means the time agreed to by the Company and the Representatives as the time of the pricing of the Securities, which, unless otherwise agreed, shall be the time immediately after the Company and the Representatives agree on the pricing terms of the Securities.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean as of the Applicable Time, (i) the Base Prospectus, (ii) the Preliminary Prospectus (iii) the final term sheet prepared and filed pursuant to Section 5(b) hereto constituting an Issuer Free Writing Prospectus (as defined below) and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) consented to by the Company and Representative (a

2

“Permitted Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1.          Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)          The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (“Rule 405”) (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Applicable Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b)          On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the respective rules thereunder, and, in with respect to the Registration Statement only, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”); on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties

3

as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)          (i) The Disclosure Package and (ii) each electronic road show listed on Schedule III, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)          (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(f)          Each issuer free writing prospectus as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in

4

conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)          Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries (as defined in Rule 405 under the Securities Act) (other than changes arising from funding activities which have not resulted in any material change in the Company’s ownership of such Significant Subsidiaries or in the long term debt of the Company and its subsidiaries taken as a whole) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus and the Disclosure Package.

(h)          The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, (ii) has or, in the case of the Indenture, had the requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Securities and has the requisite corporate power and authority to perform its obligations hereunder and thereunder, and (iii) has duly authorized, executed and delivered this Agreement and this Agreement constitutes the valid and binding agreement of the Company.

(i)          When the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture has been duly authorized by the Company and is duly qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the Disclosure Package.

5

(j)          The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach or default would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, nor will such action result in (A) any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or (B) any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation in each case would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and the Trust Indenture Act or under state or foreign securities or Blue Sky laws.

(k)          Other than as set forth or contemplated in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which are probable to result in an adverse determination and which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l)          The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles throughout the periods involved (except as otherwise noted therein).

(m)          PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent registered public accountants as required by the Securities Act, the Securities Act Regulations and

6

rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

(n)          The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, invention, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, except where the failure so to own or possess or have the ability to acquire would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the consolidated financial position or consolidated results of operations of the Company.

(o)          The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p)          The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(q)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) was effective as of December 31, 2021 and the Company was not, as of June 30, 2022, aware of any material weaknesses or significant deficiencies in the design and operation of their internal control over financial reporting.

(r)          The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the

7

Company’s management as appropriate to allow timely decisions regarding required disclosure; and, as of June 30, 2022, such disclosure controls and procedures of the Company were effective.

(s)          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(t)          The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (as it relates to exposure to hazardous or toxic substances) or the environment or relating to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except to the extent that being so named would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company.

(u)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken within the preceding five years any action, directly or indirectly, that could constitute a violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder; it being understood that no representation is made as to any subsidiary of the Company prior to the time it became a subsidiary, or as to any director, officer, agent, employee of the Company prior to the time he, she or it became such; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith, in all material respects. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder.

8

(v)          The operations of the Company and its subsidiaries are and have been conducted at all times within the preceding five years in all material respects in compliance with applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that has proper jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union and its member states, Her Majesty’s Treasury of the United Kingdom or other applicable sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria) (a “Sanctioned Jurisdiction”), or (iii) will, directly or indirectly, knowingly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(x)           The Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Jurisdiction, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Jurisdiction, except in a manner that complies with applicable Sanctions; it being understood that no representation is made as to any subsidiary of the Company prior to the time it became a subsidiary.

(y)          The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies,

9

procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, outages or unauthorized uses of or accesses to IT Systems and Personal Data, except as would not individually or in the aggregate, have a material adverse effect upon the operations or financial position of the Company. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not individually or in the aggregate, have a material adverse effect upon the operations or financial position of the Company.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.          Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 a.m., New York City time, on August 9, 2022 or at such time on such later date not more than three business days after the foregoing date as the Representatives and the Company shall mutually agree upon, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made against payment by the several Underwriters through the Representatives of the aggregate purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

10

4.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.          Agreements. The Company agrees with the several Underwriters that:

(a)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)          The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.

(c)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or

11

omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(e)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f)          The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)          The Company will endeavor, in cooperation with the Representatives, if necessary, to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)          Between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities denominated in the same currency as the Securities, or any security exchangeable into such debt securities (other than the Securities and commercial paper in the ordinary course of business).

(i)          The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or

12

reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incurred by the Company incident to the performance by the Company of its obligations hereunder.

(j)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act (“Rule 433”), other than a free writing prospectus containing the information contained in the final term sheet specified in Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Permitted Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)          The net proceeds from the sale of Securities will be used by the Company as described in the Prospectus and the Disclosure Package.

(l)          The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

13

6.          Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties in all material respects (to the extent any such representation or warranty is not otherwise qualified therein) on the part of the Company contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Company shall have requested and caused Hogan Lovells US LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit A.

(c)          The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)          The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or any Vice President and the chief financial, chief accounting officer or treasurer of the Company, dated the Closing Date, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of this Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, (ii) the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

14

(e)          PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the Applicable Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(f)          Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(g)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 1221 Avenue of the Americas, New York, New York 10020, on the Closing Date or by facsimile or electronic mail (including pdf or any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any document so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.          Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.          Indemnification and Contribution.

15

(a)          The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of either the Securities Act or the Exchange Act against (i) any and all losses, claims, damages or liabilities, incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any electronic road show listed on Schedule III the omission or alleged omission therefrom of a material fact necessary to make statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by an Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in Section 8(b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity included in Section (a) of this Section from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity included in subsection (a) of this Section. This indemnity agreement will be in addition

16

to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the third sentence of the first paragraph under the heading “Underwriting—New Issue of Notes” and the first and second paragraphs under the heading “Underwriting—Other Relationships” in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

17

(d)          In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Underwriter to which such loss, claim, damage or liability relates and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.          Default by an Underwriter. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities (the “Defaulted Securities”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth;

18

provided however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)          if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Agreement bear to the obligations of all non-defaulting Underwriters under this Agreement; or

(b)          if the aggregate principal amount of Defaulted Securities exceed 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

10.          Termination. The Underwriters may terminate this Agreement, upon notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or on the international financial markets, in each case is such as to make it, in the reasonable judgment of the Representatives (after consultation with the Company), impracticable to market the Securities subject to this Agreement or enforce contracts for the sale of such Securities, or (iii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by federal or New York authorities, or (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or (v) the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a

19

material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

11.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or any of its officers made in any certificate signed by any such officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of the officers, directors, employees, affiliates or controlling persons referred to in Section 8 hereof or the Company, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered, telefaxed or transmitted and confirmed by any standard form of communication to: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133; BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, Attention: High Grade Transaction Management/Legal, Fax: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com; HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attention: Transaction Management Group, Fax: (646) 366-3229; J.P. Morgan Securities LLC, 383 Madison Avenue, Floor 30, New York, New York 10179, Attention: Debt Syndicate Desk, Fax: (212) 622-8358; U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Investment Grade Syndicate, Fax: (704) 335-2593 or, if sent to the Company, will be mailed, delivered or telefaxed to Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022, Attention: Treasurer, Email: colgate_treasury_back_office@colpal.com.

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default

20

Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.          No Fiduciary Duty. The Company hereby acknowledges that the Underwriters will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person. The Company and the Underwriters each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own judgments with respect to any transactions entered into between them.

16.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.          Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Jurisdiction. The Company and the Underwriters agree that any suit, action or proceeding, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

19.          Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by

21

jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.          Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Remainder of page intentionally left blank; signatures appear on following pages]

22

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

COLGATE-PALMOLIVE COMPANY

By: /s/ Stephane Lionnet
Name: Stephane Lionnet
Title: Vice President and Corporate Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BARCLAYS CAPITAL INC.

By:    /s/ Barbara Mariniello

Name: Barbara Mariniello

Title: Managing Director

[Signature Page to Underwriting Agreement]

BOFA SECURITIES, INC.

By:   /s/ Sandeep Chawla

Name: Sandeep Chawla

Title: Co-Head of Global Debt Capital Markets

[Signature Page to Underwriting Agreement]

HSBC SECURITIES (USA) INC.

By:   /s/ Patrice Altongy

Name: Patrice Altongy

Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:   /s/ Som Bhattacharyya

Name: Som Bhattacharyya

Title: Executive Director

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:   /s/ William J. Carney

Name: William J. Carney

Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated August 1, 2022

Registration Statement No. 333-249768

Representative(s):	Barclays Capital Inc.
BofA Securities, Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
U.S. Bancorp Investments, Inc.

Title, Purchase Price and Description of Securities:

Title:	3.100% Senior Notes due 2025 (the “2025 Notes”)
3.100% Senior Notes due 2027 (the “2027 Notes”)
3.250% Senior Notes due 2032 (the “2032 Notes”)

Principal amount:	2025 Notes: $500,000,000
2027 Notes: $500,000,000
2032 Notes: $500,000,000

Purchase price (include accrued interest or amortization, if any):	2025 Notes: 99.658%
2027 Notes: 99.530%
2032 Notes: 98.671%

Sinking fund provisions (each series): None

Redemption provisions (each series): As provided in the Preliminary Prospectus and final term sheet prepared and filed pursuant to Section 5(b)

Other provisions (each series): See the Preliminary Prospectus and final term sheet prepared and filed pursuant to Section 5(b)

Applicable Time: 4:10 p.m. New York City Time

Closing Date, Time and Location: August 9, 2022 at 9:00 a.m. New York City time at 1221 Avenue of the Americas, New York, New York 10020

I-1

SCHEDULE II

Underwriters	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased
Barclays Capital Inc.	$60,000,000	$60,000,000	$60,000,000
BofA Securities, Inc.	60,000,000	60,000,000	60,000,000
HSBC Securities (USA) Inc.	60,000,000	60,000,000	60,000,000
J.P. Morgan Securities LLC	60,000,000	60,000,000	60,000,000
U.S. Bancorp Investments, Inc.	60,000,000	60,000,000	60,000,000
ANZ Securities, Inc.	21,555,000	21,555,000	21,555,000
BBVA Securities Inc.	21,555,000	21,555,000	21,555,000
BNP Paribas Securities Corp.	21,555,000	21,555,000	21,555,000
BNY Mellon Capital Markets, LLC	21,555,000	21,555,000	21,555,000
Citigroup Global Markets Inc.	21,555,000	21,555,000	21,555,000
Goldman Sachs & Co. LLC	21,555,000	21,555,000	21,555,000
ICBC Standard Bank Plc	21,555,000	21,555,000	21,555,000
Morgan Stanley & Co. LLC	21,555,000	21,555,000	21,555,000
Wells Fargo Securities, LLC	21,555,000	21,555,000	21,555,000
Santander Investment Securities Inc.	2,005,000	2,005,000	2,005,000
CastleOak Securities, L.P.	2,000,000	2,000,000	2,000,000
Siebert Williams Shank & Co., LLC	2,000,000	2,000,000	2,000,000
Total	$500,000,000	$500,000,000	$500,000,000

II-1

SCHEDULE III

Schedule of Electronic Road Shows

None

III-1

SCHEDULE IV

Schedule of Permitted Free Writing Prospectuses

None

IV-1

SCHEDULE V

Dated August 1, 2022
Free Writing Prospectus Filed Pursuant to Rule 433
Supplementing Prospectus dated October 30, 2020 and
Prospectus Supplement dated August 1, 2022
Registration Statement No. 333-249768

$1,500,000,000
Colgate-Palmolive Company
$500,000,000 3.100% Senior Notes due 2025

$500,000,000 3.100% Senior Notes due 2027

$500,000,000 3.250% Senior Notes due 2032

Final Term Sheet

Issuer:	Colgate-Palmolive Company

Anticipated Ratings: (Moody’s/S&P)*	[Intentionally omitted]

Trade Date:	August 1, 2022

Settlement Date:	August 9, 2022 (T+6)**

Joint Book-Running Managers:	Barclays Capital Inc. BofA Securities, Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc.

Co-Managers:	ANZ Securities, Inc.
BBVA Securities Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
ICBC Standard Bank Plc
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Santander Investment Securities Inc.
CastleOak Securities, L.P.
Siebert Williams Shank & Co., LLC

Title of Securities:	3.100% Senior Notes due 2025 (the “2025 Notes”)	3.100% Senior Notes due 2027 (the “2027 Notes”)	3.250% Senior Notes due 2032 (the “2032 Notes”)

Principal Amount:	$500,000,000	$500,000,000	$500,000,000

Maturity Date:	August 15, 2025	August 15, 2027	August 15, 2032

Interest Rate:	3.100% per annum	3.100% per annum	3.250% per annum

V-1

Interest Payment Dates:	Payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023	Payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023	Payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023

Yield to Maturity:	3.132%	3.126%	3.354%

Spread to Benchmark Treasury:	+30 bps	+45 bps	+75 bps

Benchmark Treasury:	UST 3.000% due July 15, 2025	UST 2.750% due July 31, 2027	UST 2.875% due May 15, 2032

Benchmark Treasury Price and Yield:	100-15⅛; 2.832%	100-11; 2.676%	102-10+; 2.604%

Price to Public:	99.908% plus accrued interest, if any, from August 9, 2022	99.880% plus accrued interest, if any, from August 9, 2022	99.121% plus accrued interest, if any, from August 9, 2022

Make-Whole Call:

The 2025 Notes will be redeemable at the issuer’s option, in whole or in part, at any time and from time to time, prior to the maturity date of the 2025 Notes, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes to be redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the prospectus supplement) plus 5 basis points less interest accrued to but excluding the redemption date and (ii) 100% of the principal amount of the 2025 Notes to be redeemed;

plus, in either case, accrued and unpaid interest on the 2025 Notes to be redeemed to but excluding the redemption date.

The 2027 Notes will be redeemable, at the issuer’s option, in whole or in part, at any time and from time to time, prior to July 15, 2027 (one month prior to the maturity date of the 2027 Notes) (the “2027 Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes to be redeemed discounted to the redemption date (assuming that such 2027 Notes matured on the 2027 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the prospectus supplement) plus 10 basis points less interest accrued to but excluding the redemption date and (ii) 100% of the principal amount of the 2027 Notes to be redeemed;

plus, in either case, accrued and unpaid interest on the 2027 Notes to be redeemed to but excluding the redemption date.

The 2032 Notes will be redeemable at the issuer’s option, in whole or in part, at any time and from time to time, prior to May 15, 2032 (three months prior to the maturity date of the 2032 Notes) (the “2032 Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 Notes to be redeemed discounted to the redemption date (assuming that such 2032 Notes matured on the 2032 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the prospectus supplement) plus 15 basis points less interest accrued to but excluding the redemption date and (ii) 100% of the principal amount of the 2032 Notes to be redeemed;

plus, in either case, accrued and unpaid interest on the 2032 Notes to be redeemed to but excluding the redemption date.

Par Call:	None	On or after July 15, 2027	On or after May 15, 2032

CUSIP/ISIN:	194162 AM5 / US194162AM58	194162 AN3 / US194162AN32	194162 AP8 / US194162AP89

V-2

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day prior to the settlement date will be required, because the Notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes prior to the second business day prior to the settlement date, you should consult your own advisors.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847, BofA Securities, Inc. at 1-800-294-1322, HSBC Securities (USA) Inc. at 1-866-811-8049 , J.P. Morgan Securities LLC at 1-212-834-4533 or U.S. Bancorp Investments, Inc. at 1-877-558-2607.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

V-3